CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (the Agreement) is entered into and is effective as of the _____ day of July 2004 by and between Top 10 Rankings, Inc., a ___________ corporation with principal offices at 31330 Stardust Lane, Valley Center, California 92082 ("the Company") and RB Capital and Equities, Inc., A Nevada corporation with principal offices at 350 West 9th Avenue, Suite 204, Escondido, California 92025 ("Consultant").

                                    WHEREAS:

A. The Company seeks to obtain certain consulting services from Consultant (the Consulting Services) as set forth in this Agreement.

B. Consultant is willing to provide the Consulting Services to the Company in consideration of the Company's payment of certain cash fees and issuance of certain shares of the Company's Common Stock to Consultant all as more specifically set forth herein.

C. The Company warrants and represents that it has knowledge of Consultant and its staff and that Consultant has the background, knowledge, and expertise that the Company is seeking, and on this basis, the Company hereby enters into this Agreement.

D. The Company warrants and represents that it has had sufficient opportunity to evaluate Consultant's services, and the Company further warrants and represents that it understands and appreciates the extent of the Consulting Services to be provided by Consultant.

E. The Company acknowledges that Consultant will not be performing either legal or accounting services for the Company. The Company further acknowledges that it has consulted with and will continue to consult with its legal and independent accounting advisors of its own choosing.

F. The Company and Consultant hereby enter into this Agreement subject to the terms and conditions set forth below.

                   NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.00 Description of Consulting Services. Consultant agrees to provide the following consulting services with respect to the due diligence examination and review of records and documents regarding the corporate affairs of the Company:





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1.02 Review of the shareholder list;

1.03 Review of prior issuances of the Company's capital stock; and

1.04 Review of the Company's business, plan, marketing strategy, product/service positioning, market segmentation strategy, and competitive business environment.

2.00 Additional Consulting Services. In addition to the Consulting Services rendered by Consultant in Section 1.00 of this Agreement, Consultant shall, for a period of sixty (60) days after the signing of this Agreement, be available to consult with the Company in the following areas:

2.01 Assistance in negotiating any arrangements with any underwriter;

2.02 Assistance in evaluating incentive stock option plans;

2.03 Assistance in pricing and structuring the Company's Public Offering;

2.04 Assistance in evaluating alternative investor relations strategies;

2.05 Assistance in advising the Company with respect to any acquisitions of any other companies and business units;

2.06 Assistance in evaluating the Company's business model; and

2.07 Consultant shall assist the Company in the preparation of a Registration Statement for filing with the U.S. Securities and Exchange Commission (SEC) for the registration of the shares of the Company's Common Stock (the Shares) to be issued to the Company as provided by Section 3.00 of this Agreement.




All of the services provided by Consultant under this Agreement are and will be provided as an independent contractor and not as an employee of the Company. Consultant shall be solely responsible for all employment and income taxes on the cash fees and non-cash fees it receives from the Company under this Agreement.



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3.00 Payment for Consulting Services. In consideration for the Consulting
Services provided by Consultant to the Company, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company shall:

3.01 Issuance of Shares & Related Obligations. The Company shall issue to Consultant a total of five percent (5%) of the outstanding Shares of Common Stock of the Company. All said Shares shall bear a restricted securities legend. The Shares shall be delivered to Consultant with a legal opinion ("Opinion") suitable for filing with a Registration Statement (the Registration Statement) to be later filed with the U.S. Securities and Exchange Commission (the SEC). The Opinion shall opine that the Shares issued to Consultant are fully paid for, legally issued, and non-assessable. In addition, the Company shall also deliver with these Shares a letter from the Company's legal counsel providing a consent to the inclusion of the Opinion in a Registration Statement pertaining to the Shares. These Shares shall be fully paid and due Consultant no later than completion of Section 2.00 of this Agreement. The Company shall, upon delivery of the stock certificate representing the Shares, provide Consultant with: (A) a copy of the resolution duly adopted by the Company's Board of Directors authorizing and approving the issuance of the Shares to Consultant together with the value attributed to all said Shares (the "Share Value"). The Company agrees that the Share Value shall properly reflect the value attributed to the Shares as reasonably determined by the Company's Board of Directors. In the event that Consultant believes that the Share Value is in excess of any reasonable determinations made by Consultant, the parties agree to promptly meet and review the determinations that each has made as to the Share Value.







3.02 Registration and Qualification of the Shares. The Company shall register the Shares with the SEC and qualify the sale and distribution of the Shares with the California Department of Corporations and any other states solely at its own expense at the request of Consultant. The Company shall reimburse Consultant for:

(A) costs incurred in connection with the distribution of the Registration Statement and all amendments thereto;

(B) costs incurred for overnight delivery of documents to the Company, its agents, and other persons who reasonably need to receive copies of documents in connection with the issuance of the Shares, the filing of the Registration Statement, and related matters; and

(C) any expenses for travel by common carrier and related lodging expenses when such travel and lodging is requested by the Company.

Consultant shall invoice the Company on a bi-weekly basis for any of these costs and maintain records for the same. The Company agrees to remit payment for said invoiced costs within five (5) days of receipt of any said invoice.

3.03 Obligation for Copies. The Company shall provide Consultant with one thousand (1,000) copies of the Preliminary Prospectus within five (5) days of the filing of the initial Registration Statement with the SEC. In addition, the Company agrees that, immediately upon effectivity of the Registration Statement, it shall provide Consultant with one thousand five hundred (1,500) copies of the final and effective Prospectus (the Prospectus) together with five (5) copies of the final and effective Registration Statement. In the event that the Company files any one or more post-effective amendments to the Registration Statement or otherwise stickers the Prospectus, or both, the Company agrees to promptly, and in no event later than five (5) days after the filing of any said amendment or stickering, provide Consultant additional copies of all documents in such amounts equal to the amounts set forth above.




3.04 Delivery of Board Resolutions. The Company shall, within five (5) days of the date of this Agreement, deliver to Consultant, a Certificate of the Company's Secretary (the Certificate), certifying that this Agreement and the obligations assumed by the Company hereunder, have been duly approved by the Company's Board of Directors. The form of the Certificate shall be identical to that which is set forth in Exhibit B attached hereto and incorporated by reference herein.

3.05 Issuance of Promissory Note in Payment of the Cash Fees. The Company shall, within sixty (60) days of this Agreement, issue to Consultant a non-negotiable promissory note in the amount of two hundred thousand dollars ($190,000) (the Promissory Note) in payment of the Cash Fees. The Company will pay a five percent deposit or ten thousand dollars ($10,000). The deposit is refundable upon non performance by the Consultant. The form, terms, and conditions of the Note shall be identical to that which is set forth in Exhibit A attached hereto and incorporated by reference herein.

3.06 Obligation for Auditors & Financial Statements. The Company shall, at its sole expense, retain the services of an independent auditor, registered with the SEC, to prepare audited and unaudited financial statements, notes, and other documentation and to represent and assist the Company in all such matters in connection with the filing of the Registration Statement and any amendments thereto.



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3.07 Obligation for Registration Statement. The Company agrees to prepare, at its sole liability and expense, the Registration Statement and all amendments thereto, together with copies of the Preliminary Prospectus, copies of the final and effective Prospectus, and to file the Registration Statement and the Form 8-A with the SEC and prepare and file all such other filings as may be reasonably needed or required under federal securities laws. The Company also agrees, at its sole liability and expense, to qualify the offering and sale of the Shares with the California Department of Corporation and such other states and jurisdictions, as requested by Consultant, to allow Consultant to sell and transfer the Shares without a restricted securities legend on all said Shares. Notwithstanding the above, Consultant shall, at its sole expense, EDGAR-ize all filings needed or required in connection with the filing of the Registration Statement with the SEC.




3.08 Obligation for OTCBB Application, State Blue Sky Laws for Secondary Trading and Form 8-A. The Company agrees, upon request of Consultant and at the Company's sole expense, to prepare, authorize, and file all documents needed to secure trading on the OTC Electronic Bulletin Board (OTCBB). The Company further agrees that immediately prior to any anticipated effectivity of the Registration Statement, the Company shall arrange, at the Company's expense, for the publication of appropriate information ("Information") about the Company in either Moody's or Standard and Poors for the purpose of meeting the requirements of various state securities laws to secure secondary trading privileges. In addition, within five (5) days of effectivity, the Company agrees to file Form 8-A with the SEC for the purpose of registering the Company's Common Stock under
Section 12(g) of the Securities Exchange Act of 1934. In connection with all of the obligations set forth in this Section 3.08, the Company shall be solely responsible for all costs and expenses and agrees that it will secure the qualification, clearance, and other requirements, if any, as required, for issuer and non-issuer transactions by applicable state securities laws and regulations related to the trading of the Company's shares on the OTCBB.

4.00 Determination by Consultant. Notwithstanding any other provision of this Agreement, if, in Consultant's sole opinion, after the completion of the services rendered in Sections 2.00, it would not be in Consultant's best interest to register the Shares, Consultant shall, upon receipt of the sum of Ten Thousand Dollars ($10,000) from the Company, return the Shares to the Company and any monies paid by the Company to Consultant, less the Ten Thousand Dollars ($10,000) so received (which shall be considered fully earned), and cancel this Agreement.

5.00 Miscellaneous.

5.01 Further Assurance, Cooperation & Disclosure. Each of the parties shall hereafter execute all documents and do all acts reasonably necessary to promptly effect the provisions and purposes of this Agreement. In addition, the Company agrees that it will cooperate with Consultant and Provide Consultant with an accurate and complete disclosure of the Company's affairs as reasonably needed in connection with the disclosures required under state and federal securities laws.



5.02 Successors. The provisions of this Agreement shall be deemed to obligate, extend to and inure to the benefit of the successors, assigns, transferees, grantees, and indemnitees of each of the parties to this Agreement.

5.03 Independent Counsel. Each of the parties to this Agreement acknowledges and agrees that it has had the opportunity to be represented by independent counsel of its own choice in connection with the execution of this Agreement.

5.04 Integration. This Agreement, after full execution, acknowledgment and delivery, memorializes and constitutes the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations and agreements of the parties, whether written or unwritten. Each of the parties to this Agreement acknowledges that no other party, nor any agent or attorney of any other party has made any promises, representations, or warranty whatsoever, express or implied, which is not expressly contained in this Agreement; and each party further acknowledges that he or it has not executed this Agreement in reliance upon any belief as to any fact not expressly recited herein above.

5.05 Attorneys Fees. In the event of a dispute between the parties concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately for the reasonably incurred attorneys' fees, and other costs and expenses by the other parties to the dispute.

5.06 Liquidated Damages. Both the Company and Consultant acknowledge and agree that if the Company breaches its obligation to register the Shares issued to Consultant, then any damages incurred by Consultant would be extremely difficult to ascertain since it is impossible to determine the value of the Shares, as registered and distributed to the shareholders of Consultant, and for other reasons. Further, the parties hereto hereby agree that Consultant's liquidated damages shall be equal to Two Hundred Fifty Thousand Dollars ($250,000).

5.07 Interpretation. Wherever the context so requires: the singular number shall include the plural and the plural shall include the singular.

5.08 Captions. The captions by which the sections and subsections of this Agreement are identified are for convenience only, and shall have no effect whatsoever upon its interpretation.

5.09 Severance. If any provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision shall be deemed to be severed and deleted; and neither such provision, nor its severance and deletion, shall affect the validity of the remaining provisions.

5.10 Counterparts & Exhibit. This Agreement may be executed in any number of counterparts. Exhibit A and B attached to this Exhibit are an integral part of this Agreement and each is incorporated herein.

5.11 Expenses Associated With This Agreement. Each of the parties hereto agrees to bear its own costs, attorneys fees and related expenses associated with this Agreement.

5.12 Arbitration. Any dispute or claim arising to or in any way related to this Agreement shall be settled by arbitration in San Diego, California but any dispute or controversy arising out of or interpreting this Agreement shall be settled in accordance with the laws of the State of California as if this Agreement were executed and all actions were performed hereunder within the State of California. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association ("AAA"). AAA shall designate an arbitrator from an approved list of arbitrators following both parties' review and deletion of those arbitrators on the approved list having a conflict of interest with either party. Each party shall pay its own expenses associated with such arbitration (except as set forth in Section 5.05 Above). A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The decision of the arbitrators shall be rendered within 60 days of submission of any claim or dispute, shall be in writing and mailed to all the parties included in the arbitration. the decision of the arbitrator shall be binding upon the parties and judgement in accordance with that decision may be entered in any court having jurisdiction thereof.

5.13 Power to Bind. Each party to this Agreement has read and understands the contents of this Agreement and is authorized to execute it.

5.14 Confidentiality. The parties hereto agree that the terms of this Agreement and all documents constituting parts of this transaction shall be kept strictly confidential except to the extent reasonably necessary to protect the rights of the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


FOR THE COMPANY:



By:_______________________________
Marc Gaxiola, President



FOR THE CONSULTANT:



By:_______________________________
Michael Kelleher, Chief Financial Officer

                                    EXHIBIT A

                         NON-NEGOTIABLE PROMISSORY NOTE

                                   $190,000              San Diego, California
                                                         DATE: _____________
                                                         Page 1 of 4


FOR VALUE RECEIVED, the undersigned, Top 10 Rankings, Inc. With offices at
31330 Stardust Lane, Valley Center, California 92082 (hereinafter called "Maker"), promises to pay to the order of RB Capital and Equities, Inc. A Nevada corporation, with offices 350 West 9th Avenue, Suite 204, Escondido, California 92025 (together with all subsequent holders of this Note, hereinafter called the "Payees"), or at such other place as Payee may from time to time designate in writing, the principal sum of One Hundred Ninety Thousand Dollars ($190,000), together with any interest thereon calculated on a daily basis (based, at Payees' option, on a 360-day or 365/366-day years) from the date hereof on the principal balance from time to time outstanding as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

A. Interest to Accrue Only After Four Months. Interest shall not accrue until four (4) months from the date of this Note and, then simple interest shall accrue at all times hereunder at the rate of seven percent (7%) per annum (simple interest) and continuing thereafter until this Note is paid in full.

B. Maturity Date of Note. If not earlier due and payable, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall be due and payable in full four (4) months from the date of this Note (the "Maturity Date").

Maker agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Maker, or any benefit received or to be received by the Payees, in connection with this Note.

If any payment required under this Note is not paid within ten (10) days after the date such payment is due, then, at the option of the Payees, Maker shall pay a "late charge" equal to five percent (5%) of the amount of that payment to compensate Payees for administrative expenses and other costs of delinquent payments. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Payees.

All payments on this Note shall be applied in such manner as the Payees elect, and may be applied first to the payment of any costs, penalties, late charges, fees or other charges incurred in connection with the indebtedness evidenced hereby, next to the payment of accrued interest and then to the reduction of the principal balance.

Time is of the essence of this Note. At the option of the Payee, the entire unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall become immediately due and payable without notice upon the failure to pay any sum due and owing hereunder as provided herein or upon the occurrence of any Event of Default.

The occurrence of any of the following event or condition shall constitute and is hereby defined to be an "Event of Default": (a) Any failure to pay any principal or interest or any other amount due in connection with this Note when the same shall become due and payable.

After maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest from the date of maturity until paid at the rate that is five percent (5%) above the rate that would otherwise be payable under the terms hereof. Maker shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note. In the event of any arbitration or court proceedings, arbitration costs, court costs and attorneys' fees shall be set by the arbitrator or court and not by jury and shall be included in any judgement obtained by the Payees.

This Note shall not be negotiable or assignable except upon the express written consent of the Payee. Notwithstanding this provision, this Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of the Payee and his successors and assigns. This Note may be prepaid at any time prior to the Maturity Date without penalty.

All notices required or given in connection with this Note shall be given at the place and in the manner reasonably calculated to give notice by the party giving such notice.

This Note shall be governed by and construed according to the laws of the State of California.

IN WITNESS WHEREOF, these presents are executed as of the date first written above.

MAKER:

Top 10 Rankings, INC.



By: _____________________________
Marc Gaxiola, President

                                    EXHIBIT B

                              Top 10 Rankings, INC.

                                   CERTIFICATE

                                       OF

                               CORPORATE SECRETARY


I, , do hereby warrant and represent that I am the duly elected Corporate Secretary of Top 10 Rankings, Inc. (the Company).

I warrant and represent that the Company's Board of Directors, by duly adopted resolutions, have given their approval and consent to:

(A) the Consulting Services Agreement between the Company and RB Capital and Equities, Inc., a Nevada corporation (the Consultant); and

(B) the issuance of the Non-Negotiable Promissory Note issued to Consultant and attached thereto.

I further warrant and represent that the Company's Board of Directors, by duly adopted resolutions, have authorized Marc Gaxiola, the Company's President, to execute and deliver a copy of the Consulting Services Agreement and the manually-signed original copy of the Non-Negotiable Promissory Note to Consultant.

I understand that this Certificate will serve to confirm the arrangements and commitments of the Company in connection with the matters set forth in the Agreement.


      Signed:


      Print Name:


      Date:         2004